                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Current Report on Form 8-K (dated November 2, 1998) filed with the Securities and Exchange Commission by Apartment Investment and Management Company of our report dated January 28, 1998, except for Note 1 as to which the date is July 24, 1998, with respect to the audit of the Combined Historical Summary of Gross Income and Direct Operating Expenses of Realty Investment Apartment Communities II included as Exhibit 99.3 to the Form 8-K.

We also consent to the incorporation by reference of such report in Apartment Investment and Management Company's Registration Statement on Form S-3 (No. 333-828), Registration Statement on Form S-3 (No. 333-8997), Registration Statement on Form S-3 (No. 333-17431), Registration Statement on Form S-3 (No. 333-20755), Registration Statement on Form S-3 (No. 333-26415), Registration Statement on Form S-3 (No. 333-36531), Registration Statement on Form S-3 (No. 333-36537), Registration Statement on Form S-3 (No. 333-4542), Registration Statement on Form S-8 (No. 333-4550), Registration Statement on Form S-8 (No. 333-4548), Registration Statement on Form S-8 (No. 333-14481), Registration Statement on Form S-8 (No. 333-36803), Registration Statement on Form S-4 (No. 333-39357), Registration Statement on Form S-8 (No. 333-41719), Registration Statement on Form S-4 (No. 333-49075), Registration Statement on Form S-3 (No. 333-47201), Registration Statement on Form S-8 (No. 333-57617), Registration Statement on Form S-4 (No. 333-60663), Registration Statement on Form S-4 (No. 333-60355), and Registration Statement on Form S-3 (No. 333-61409) all filed with the Securities and Exchange Commission.




                                           /s/  BEERS & CUTLER PLLC





October 30, 1998
Washington, D.C.